UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

April 11, 2007
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 11, 2007, the Board of Directors of Novell, Inc. (“Novell”) fixed the size of the Board at eleven and appointed Patrick S. Jones to fill the vacancy.

Mr. Jones, age 62, has been a private investor since March 2001. Prior to that, Mr. Jones was the Senior Vice President and Chief Financial Officer of Gemplus International S.A., a provider of solutions empowered by smart cards, from June 1998 to March 2001. Prior to Gemplus, he was vice president and corporate controller at Intel Corp., a producer of microchips, computing and communications products, from March 1992 to June 1998. Mr. Jones is also a director of Genesys S.A. and Lattice Semiconductor Corporation.

On April 16, 2007, Novell issued a press release announcing the appointment of Mr. Jones. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated April 16, 2007 of Novell, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.
Date: April 16, 2007	By /s/ Joseph A. LaSala, Jr. Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Novell, Inc. dated April 16, 2007